SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the securities exchange act of 1934

       Date of Report (date of earliest event reported): February 13, 2003


                          WILLIS GROUP HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

 BERMUDA                                001-16503                    13-5160382
(Jurisdiction of incorporation        (Commission File             (IRS Employer
  or organization)                     Number)                    Identification
  No.)

                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
         (Former name or former address, if changed since last report.)



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ITEM 5:  OTHER EVENTS

On February 13, 2003, Willis Group Holdings Limited issued a press release announcing the appointment of Douglas B. Roberts to its Board of Directors.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  The  following  document is filed as an exhibit to this report on Form
          8-K:

     99.1 Press  Release  dated  February  13, 2003,  of Willis  Group  Holdings
          Limited

                                                                    Exhibit 99.1

Willis Group Appoints Douglas B. Roberts, Former Michigan Treasurer, to Board of Directors

   NEW YORK--(BUSINESS WIRE)--Feb. 13, 2003--Willis Group Holdings Limited (NYSE:WSH), the global insurance broker, today announced the appointment of Douglas B. Roberts, the Former Treasurer of the State of Michigan, to its Board of Directors. He will chair the Audit Committee.
   Roberts, 55, served two terms as Michigan Treasurer -- from January 1991 to November 1998 and again from April 2001 to December 2002. Appointed by Governor John Engler, Roberts directed the state's revenue and cash positions during a period of rebirth in Michigan's finances and economy which included five ratings upgrades.
   During his tenure, Roberts fought for changes in state policy on taxation, took the Detroit City School District to task over how it was managing a bond program and oversaw dramatic improvements after a long period of economic uncertainty. On his watch, Michigan's four state pension funds -- for teachers, state employees, judges and state police officers -- more than doubled in combined size. Further, when he left the office in 1998, the pensions were fully funded, which wasn't the case eight years earlier.
   Welcoming Roberts to the Board, Joe Plumeri, Chairman and CEO said, "Doug Roberts' list of accomplishments as Michigan's Treasurer is impressive. With broad public and private sector experience, extraordinary financial expertise and unquestionable independence and integrity, Doug is highly qualified to join our Board and chair the Audit Committee.
   "By all account, Willis is a leader in the insurance marketplace," said Roberts. "I am impressed with Joe Plumeri's track record of building great companies and doing so with integrity and a strong management team. He seems to be on that same path here with Willis and I am pleased and honored to be joining Willis."

   Topping Roberts' list of accomplishments is a major school finance reform package passed by voters in 1994 which reigned in growth in property tax rates and shifted responsibility for funding schools from over 500 local school districts to the state government by raising the state sales tax and capping property tax increases at the local level.
   From January 1999 to March 2001, between his two stints as Treasurer, Roberts served Lockheed Martin as Vice President of Business Development and separately of Best Practices. Prior to his first appointment as Michigan Treasurer, Roberts served the State as Director of the Senate Fiscal Agency.
   Roberts holds a BA in Economics from The University of Maryland as well as an MA and Ph.D. in Economics from Michigan State University.
   Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 80 countries, its global team of 13,000 associates serves clients in some 180 countries. Willis is publicly traded on the New York Stock Exchange under the symbol WSH. Additional information on Willis may be found on its Web site: www.willis.com.

    CONTACT: Willis Group Holdings Limited, New York
             Kerry Calaiaro (investors), 212/837-0880
             E-mail: calaiaro_ke@willis.com
                 or
             Nick Jones (media), + 44 20 7488-8190
             E-mail: jonesnr@willis.com
                 or
             Dan Prince (media), 212/837-0806
             E-mail: prince_da@willis.com


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          WILLIS GROUP HOLDINGS LIMITED

                                             By: /s/ Mary E. Caiazzo
                                                --------------------------------
                                                Mary E. Caiazzo
                                                Assistant General Counsel

Date:  February 13, 2003

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